CENTURION T.A.A. FUND, INC.
                 11545 W. Bernardo Court, Suite 100
                    San Diego, California 92127


              NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                  TO BE HELD ON JANUARY 15, 1999


TO THE SHAREHOLDERS OF CENTURION T.A.A. FUND, INC.:

     A Special Meeting of the shareholders of Centurion T.A.A. Fund, Inc. (the "Fund") will be held at 11545 W. Bernardo Court, Suite 100, San Diego, California 92127 on Friday, January 15, 1998 at 10:00 a.m., Local Time for the following purposes:

1. To approve an amendment to the Fund's Articles of Incorporation to change the Fund's name to "Centurion Counsel Funds, Inc."

2. To approve an amendment to the Fund's Articles of Incorporation to increase the Fund's authorized capital stock to 200,000,000 shares, to authorize the Fund to establish additional series and classes of stock and to reclassify the Fund's outstanding shares as the "Centurion Counsel T.A.A. Fund" series of shares.

3. To approve an amendment to the Fund's Articles of Incorporation to reclassify the Fund's current shares of the Fund as the "Centurion Counsel Market Neutral Fund" series.

    Proposal 3, if approved, will be effected whether or not Proposal 2 is approved. If Proposal 2 and Proposal 3 are both approved, Proposal 3 will be followed and the Fund's outstanding Shares will be reclassified as the "Centurion Counsel Market Neutral Fund" series.

	THE BOARD OF DIRECTORS OF THE FUND UNANIMOUSLY APPROVED THESE PROPOSALS AND RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF EACH PROPOSAL.

	Shareholders of record at the close of business on November 30, 1998, are the only persons entitled to notice of and to vote at the meeting.

	Your attention is directed to the attached Proxy Statement. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE SPECIAL MEETING, PLEASE FILL IN, SIGN, DATE AND MAIL THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO SAVE THE FUND FURTHER SOLICITATION EXPENSE. You may give your proxy in writing or by telephone, as explained in the Proxy Statement. If you are present at the meeting, you may then revoke your proxy and vote in person. A return envelope is enclosed for your convenience.

										Secretary
Dated: December 10, 1998





	                            PROXY




	THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                     CENTURION T.A.A. FUND, INC.

	Special Meeting of Shareholders - January 15,1999



The undersigned shareholder of CENTURION T.A.A. FUND, INC., a Minnesota corporation, hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement for the Special Meeting of Shareholders to be held on Friday, January 15, 1999 at 10:00 a.m. Local Time, at 11545 W. Bernardo Court, Suite 100, San Diego, California 92127, telephone
(619) 673-8536, and hereby appoints Jack K. Heilbron and Kenneth W. Elsberry, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at said Special Meeting and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.



Either of such attorneys or their substitutes has and may exercise all of the powers of said attorneys-in-fact hereunder.


	[SEE REVERSE SIDE]

	________________________________________

	CONTINUED AND TO BE SIGNED ON REVERSE SIDE


               [ X ]    Please mark votes as in this example.

Recommendation This Proxy will be voted as directed or, if no direction
of the Board   is indicated, will be voted FOR proposals 1 through 2,
of Directors   inclusive, below, and as said proxies deem advisable on
               such other matters as may properly come before the meeting.
               Management will not vote proxies voting against the transaction for adjournment of the meeting.

     FOR       1. TO AMEND ARTICLE I OF THE CORPORATION'S ARTICLES OF
                  INCORPORATION TO CHANGE THE CORPORATION'S NAME TO "CENTURION COUNSEL FUND."

                  [   ]   FOR [   ]  AGAINST  [   ]  ABSTAIN


     FOR       2.	TO AMEND ARTICLE 5 OF THE FUND'S ARTICLES OF
                  INCORPORATION TO INCREASE THE CORPORATION'S
                  AUTHORIZED CAPITAL STOCK  TO AUTHORIZE AND
                  ESTABLISH ADDITIONAL SERIES OF CAPITAL STOCK AND TO RENAME THE SERIES OF THE FUND'S CURRENT SHARES.

                  [   ]  FOR  [   ]  AGAINST   [   ]  ABSTAIN



(This proxy should be marked, dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)


Signature: 								Date:


Signature: 								Date:


(Joint owners must each sign. Please sign exactly as your name(s) appear(s) on this Proxy. When signing as an attorney, trustee, executor, administrator or guardian, please give your full title. If signer is a corporation, please sign the full corporation name and full title of signing officer.)








                      ________________________________________

                                   PROXY STATEMENT
                       ________________________________________



CENTURION T.A.A. FUND, INC.
11545 West Bernardo Court, Suite 100
San Diego, California 92127


SPECIAL MEETING OF SHAREHOLDERS - JANUARY 15, 1998



	This document gives you information you need in order to vote on the matters coming before the Special Meeting and is furnished in connection with the solicitation of proxies by the Fund, which is a Minnesota corporation. If you have any questions, please feel free to call us at (619) 673-8536.

Who is asking for my vote?

	The Board of the Fund asks that you vote on the three proposals listed in the Notice of Special Meeting of Shareholders. The votes will be formally counted at the Special Meeting on Friday, January 15, 1999, and if the Special Meeting is adjourned, at any later meeting. You may vote in person at the Special Meeting or by returning your completed Proxy in the postage-paid envelope provided. Details can be found on the enclosed proxy insert. Do not mail the Proxy if you are voting by telephone.

Who is eligible to vote?

	Shareholders of record at the close of business on November 30, 1998 (the "Record Date") are notified of the meeting and are entitled to vote.
The Notice of Special Meeting, the Proxy Card, and the Proxy Statement were mailed to shareholders of record on or about December 10, 1998. As of the Record Date, there were issued and outstanding 1,911,245 common shares, $0.01 par value, of all classes of the Fund. As of the Record Date, to the knowledge of management, no person owned beneficially more than 5% of the outstanding shares of the Fund.
	Shareholders are entitled to one vote for each full share and a proportionate vote for each fractional share of the Fund they held as of November 30, 1998. Under Minnesota law, shares owned by two or more persons (whether as joint tenants, co-fiduciaries, or otherwise) will be voted as follows, unless a written instrument or court order providing to the contrary has been filed with the Fund(s): (1) if only one votes, that vote will bind all; (2) if more than one votes, the vote of the majority will bind all; and
(3) if more than one votes and the vote is evenly divided, the vote will be cast proportionately.

What are shareholders being asked to vote on?

	At a meeting held on October 27, 1998, the Board of the Fund, including the independent directors, unanimously approved submitting the following proposals:


Proposal 1   To change the name of the Fund to Centurion Counsel
             Funds, Inc.

Proposal 2   To approve the amendment of the Articles of Incorporation of the Fund to increase the Fund's authorized capital stock to 200,000,000 shares, to authorize creating different series and classes of stock and to reclassify the Fund's outstanding shares as the series entitled "Centurion Counsel Market
             Neutral Fund."  THE RECLASSIFICATION IS TO CHANGE THE
             SERIES NAME OF YOUR SHARES ONLY.  NONE OF THE RIGHTS,
             PREFERENCES OR PRIVILEGES OF YOUR SHARES WILL BE ALTERED
             BY PROPOSAL 2 IF APPROVE.

Proposal 3   Whether or not to approve the amendment to the Articles of
             Incorporation of the Fund to reclassify the Fund's currently outstanding shares as the series entitled "Centurion Counsel
             Market Neutral Fund."

             THE RECLASSIFICATION IS A CHANGE IN THE NAME OF THE SERIES OF YOUR SHARES ONLY. NONE OF THE RIGHTS, PREFERENCES OR PRIVILEGES OF YOUR SHARES WILL BE ALTERED BY PROPOSAL 3 IF APPROVED.

             Proposal 3, if approved, will be effected whether or not Proposal 2 is not approved. If Proposal 2 and Proposal 3 are both approved, Proposal 3 will be followed and the Fund's outstanding Shares will be reclassified as the "Centurion Counsel Market Neutral Fund" series.


How can I get more information about the Fund?

	A COPY OF THE FUND'S MOST CURRENT SHAREHOLDER REPORT WAS MAILED TO ALL SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS FOR THE FUND'S FISCAL PERIOD-END. IF YOU WOULD LIKE TO RECEIVE ADDITIONAL COPIES OF ANY REPORT, PLEASE CONTACT CENTURION T.A.A. FUND, INC. BY CALLING (619) 673-8536; WRITING TO 11545 WEST BERNARDO COURT, SUITE 100, SAN DIEGO, CALIFORNIA 92127. ALL COPIES ARE PROVIDED FREE OF CHARGE.

FORWARD LOOKING STATEMENTS

	The statements contained in this Proxy Statement that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which the Fund operates, management's beliefs and assumptions made by management. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.
The Company's operating results depend primarily on income from its securities investment portfolio which is substantially influenced by (i) return on investments of the Fund chosen by the Adviser, (ii) the Fund's operating expense levels, and (iii) equity and debt market conditions which affect the earnings and value of the Fund's investment portfolio.

PROPOSAL 1 - AMEND THE ARTICLES OF INCORPORATION
 TO CHANGE THE COMPANY'S NAME
 TO "CENTURION COUNSEL FUNDS, INC."

	The Board of Directors recommends the change in the Fund's name to Centurion Counsel Funds, Inc. so that the Fund's name will be consistent with its plans to establish additional series of investment fund portfolios, each of which will have separate investors, investment portfolios and investment objectives, policies and strategies which will not relate to or be indicative of the Fund's current name. Also, the proposed new name will provide the Fund with a more distinctive identification in its market(s) by differentiating it from at least two other series of funds which have "Centurion" in their names. The name change, if approved, will not affect the rights of any shareholder of the Fund.

	If approved, the name of the Fund will be changed to "Centurion Counsel Funds, Inc." The name change will not become effective until approved by the shareholders. The proposal to amend the Fund's Articles of Incorporation has been approved by a majority of the Board.

	This Proposal requires the affirmative vote of a majority of the Fund's outstanding shares. THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE SHAREHOLDERS OF THE COMPANY VOTE IN FAVOR OF THE PROPOSAL. UNLESS OTHERWISE INSTRUCTED, THE PROXIES WILL VOTE IN FAVOR OF THE PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO CHANGE THE COMPANY'S NAME.

	If the shareholders of the Fund fail to approve the proposed Amendment to the Fund's Articles of Incorporation, the name of the Fund will remain unchanged. The Board of Directors, in its discretion, may determine not to change the name of the Fund, notwithstanding shareholder approval, if the proposals in this Proxy Statement are not approved. The Board may, however, consider further action and could request the shareholders of the Fund to reconsider the amendment to the Fund's Articles of Incorporation.

PROPOSAL 2 - AMEND THE ARTICLES OF INCORPORATION
TO INCREASE THE AUTHORIZED SHARES
TO AUTHORIZE THE CREATION OF SERIES AND CLASSES OF STOCK
AND TO REDESIGNATE CURRENTLY OUTSTANDING STOCK
AS THE SERIES ENTITLED "CENTURION COUNSEL MARKET NEUTRAL FUND"

	The Board recommends that the Fund's Articles of Incorporation be amended to increase the Fund's authorized shares to 200,000,000, to authorize the Board to create additional series and classes of shares and to redesignate the Fund's currently outstanding shares as the Centurion Counsel T.A.A
Fund series of Shares. The Board has determined that it would be in the best interests of the Fund to issue additional series of stock to enable the Fund to offer investments in additional fund portfolios. As with the Fund's current stock, each new series of stock would be comprised of four classes of shares, Class A, Class B, Class C and Class D shares. Each additional series would have its own investors, investment portfolio and investment objectives, policies and strategies. In establishing additional series, the Board has determined to re-designate the Fund's outstanding stock as the series entitled "Centurion Counsel T.A.A. Fund." Under this proposal, each of the outstanding shares of Class A, Class B, Class C and Class D stock would become Centurion Counsel T.A.A. Fund Class A, Class B, Class C and Class D shares, respectively. Other than the redesignation as the Centurion Counsel T.A.A. Fund series, the Fund's outstanding shares would remain the same and the rights, preferences and privileges of the holders thereof would be unchanged by the amendment. A copy of the proposed Amendment to Article V is included as Exhibit A to this Proxy Statement.

	The Amendment would establish the following series of stock:
"Centurion Counsel Growth Fund," "Centurion Counsel Government Securities Fund," "Centurion Counsel International Fund," and "Centurion Counsel Real Estate Fund." Up to 20,000,000 shares would be authorized for issuance in each series. The proceeds received from the stock of any series would be maintained and invested by the Fund in a seperate investment portfolio. The interest of the stockholders of a series in the Fund's income, costs and distributions would be confined to the investment portfolio of that series only.

	The Board believes that the establishment of additional series of stock will allow the Fund to offer a wider variety of mutual fund investments to prospective investors. The Board's intent is to facilitate the growth of the Fund as a whole and thereby, among other things, spread certain costs of Fund operations over a greater aggregate Fund portfolio size, thereby genrally resulting in lower overall ratios for Fund operating costs and expenses.

	If approved, the Amendment would increase the Fund's authorized capital stock from 100 million shares to 200 million shares and authorize the Fund's Board to create separate series and classes of shares, from time to time, as it deemed appropriate, subject to the maximum number of shares authorized. The Amendment would initially authorize the following series:

  Up to 20 million shares as the series "Centurion Counsel T.A.A. Fund 20 million shares as the series "Centurion Counsel Growth Fund
  20 million shares as the series "Centurion Counsel Government
  Securities Fund"
  20 million shares as the series "Centurion Counsel International
  Bond Fund"
  20 million shares as the series "Centurion Counsel Real Estate
  Fund"

     The remaining unauthorized shares would be subject to future designation by the Board as an existing or newly authorized series and/or class of shares. Each series would be its own "Fund" and would represent an exclusive interest in a separate portfolio of securities.
The Amendment would also authorize the Board to subdivide shares of any series into two or more classes of stock, each of which would have identical voting, distribution and liquidation rights. Under the Amendment, shares of each class of a series would be subject to different front-end loads, contingent deferred sales loads, expenses (including distribution expenses under a 12b-1 plan and administrative expenses under the administrative or accounting services agreement), conversion rights and class voting rights, to the extent permitted by Minnesota law, the Investment Company Act of 1940 and the rules and regulations of the National Association of Securities Dealers, Inc.

	If the Amendment is approved, it would provide the Fund additional flexibility in at least two areas.

	 		The ability to create classes of shares would enable the Fund to customize service levels for shareholders while allocating expenses associated with those services to those who elect to use them. Thus, funds which provide investor services such as cash management type debit card or unlimited check writing services would require only those investors to bear the expense of such services.

	 		The various fee structures that can be used for different classes of shares would allow investors to choose the purchasing method best suited for their personal situation which, the Board believes, would enable the Fund to better attract additional shareholders.

	The Amendment establishes for each series Class A, Class B, Class C and Class D shares. With any series, the Class A, Class B, Class C and Class D shares have the same rights, preferences and privileges with respect to each other as the Fund's currently outstanding Class A, Class B, Class C and Class D shares.

	This Proposal requires the affirmative vote of a majority of each Fund's outstanding shares. THE BOARD OF DIRECTORS OF THE FUND
RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSAL.


PROPOSAL 3 - AMEND THE ARTICLES OF INCORPORATION
TO REDESIGNATE THE CURRENTLY OUTSTANDING STOCKS OF THE FUND
AS THE SERIES ENTITLED
"CENTURION COUNSEL MARKET NEUTRAL FUND."

     The Board recommends that the Fund's Articles of Incorporation be amended to reclassify each of the Fund's outstanding Class A Shares, Class B Shares, Class C Shares and Class D Shares as the series entitled "Centurion Counsel Market Neutral Fund" Class A Shares, Class B Shares, Class C Shares and Class D Shares, respectivley.

    The Board of Directors has determined that the redisgnation of the Fund's shares as the series "Centurion Counsel Market Neutral Fund" series shares will constitute a change in name only and will not change the rights, preferences or privileges of the holders of the Fund's currently outstanding shares, including the respective voting, dividend or liquidation rights of such shares. A copy of the proposed amendment is included as Exhibit B to this Proxy Statement.

    The proposed amendment, if it is approved, will not change the fundamental investment objectives or policies with respect to the currently outstanding shares nor will the amendment change the current goals and strategies of the Fund's Advisor in investing the Fund's assets. Specifically, the Fund would, with respect to such shares, continue to seek to earn over the long term, a high level of total investment return (that is, both capital appreciation and current income) consistent with the assumption of reasonable risk by allocating Fund assets among common stocks, bonds and money instruments, using a tactical asset strategy.
Also, the Fund would continue to manage market risks within each asset class and between classes of assets by investing in both long and short-term investment portfolios. The Fund will continue to invest in long postions in asset classes indentified by the Advisor as undervalued and short positions in thos assets the Advisor as over-valued. The Advisor will continue to employ certain non-traditional investment techniques, including the purchase and sale of put and call options and short sales.
As it has done in the past, the Advisor will seek to increase overall net income and minimize its exposure to general market risks among the three asset classes.

     Proposal 3, if approved, will be effected whether or not Proposal
2 is approved. If Proposal 2 and Proposal 3 are both approved, Proposal 3 will be followed and the Fund's outstanding Shares will be reclassified as the "Centurion Counsel Market Neutral Fund" series.

     This Proposal requires the affirmative vote of a majority of each Fund's outstanding shares. THE BOARD OF DIRECTORS OF THE FUND RECOMMENDS THAT SHAREHOLDERS VOT FOR THE PROPOSAL.

FURTHER INFORMATION ABOUT VOTING AND THE SPECIAL MEETING

What is the required quorum?

	To hold the meeting, a majority of the Fund's shares entitled to be voted must have been received by proxy or be present at the meeting. In the event that a quorum is present but sufficient votes in favor of one or more of the proposals are not received by the meeting date, the persons named as proxies may propose one or more adjournments to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the shares present in person or by proxy at the meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment if they determine that additional solicitation is reasonable and in the interests of the Fund's shareholders.

How are the votes counted?

	The individuals named as proxies (or their substitutes) on the enclosed Proxy (or proxies, if you have multiple funds or accounts) will vote according to your directions if your proxy is received properly executed, or in accordance with your instructions given when voting by telephone. You may direct the proxy holders to vote your shares on a proposal by checking the appropriate box "FOR" or "AGAINST," or instruct them not to vote those shares on the proposal by checking the "ABSTAIN" box. Alternatively, you may simply sign, date, and return your Proxy
(ies) with no specific instructions as to the proposals.  IF YOU
PROPERLY EXECUTE YOUR PROXY CARD AND GIVE NO VOTING INSTRUCTIONS
WITH RESPECT TO A PROPOSAL, YOUR SHARES WILL BE VOTED FOR THE PROPOSAL.

	Abstentions and "broker non-votes" (as defined below) are counted in determining whether a quorum is present for purposes of convening the meeting. "Broker non-votes" are shares held by a broker or nominee for which an executed proxy is received by the Fund, but which are not voted as to one or more proposals because instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power. Because each proposal must be approved by a majority of the Fund's outstanding shares, abstentions and broker non-votes will be considered to be voting securities that are present and will have the effect of being counted as votes against the proposal.

Can additional matters be acted upon at the Special Meeting?

	No. Under Minnesota Corporation Law only matters stated in the Notice of a Special Meeting of shareholders may be considered at the Special Meeting.

How can proxies be recorded?

	You may record your votes on the Proxy enclosed with this statement and mail it in the prepaid envelope provided to the Fund. In addition, the Fund has arranged to have votes recorded by telephone. The telephone voting procedure is designed to authenticate shareholders' identities, to allow shareholders to authorize the voting of their shares in accordance with their instructions, and to confirm that their instructions have been properly recorded.

How can proxies be solicited, and who pays for the costs involved?

	Directors, officers, or employees of the Fund or of Centurion Counsel, Inc., the Fund's Adviser, may solicit proxies by mail, in person, or by telephone. In the event that votes are solicited by telephone, shareholders would be called at the telephone number the Fund has in its records for their accounts and would be asked for their Social Security number or other identifying information.
The shareholders would then be given an opportunity to authorize proxies to vote their shares at the meeting in accordance with their instructions. To ensure that shareholders' instructions have been recorded correctly, confirmation of the instructions is also mailed. A special number will be available in case the information contained in the confirmation is incorrect.
	The costs of the meeting, including the solicitation of proxies, will be paid by the Fund. Securities brokers, custodians, fiduciaries, and other persons holding shares as nominees will be reimbursed, upon request, for their reasonable expenses in sending solicitation materials to the principals of the accounts.

	The approximate date on which this Proxy Statement and Proxy are first being mailed to shareholders is December 10, 1998.

Can I change my vote after I mail my proxy?

	Any proxy, including those given by telephone, may be revoked at any time before it is voted by filing a written notice of revocation with the Fund, by delivering a properly executed proxy bearing a later date, or by attending the meeting and voting in person.

Is the Fund required to hold annual meetings?

	Under Minnesota law, the Fund is required to hold annual meetings. If a shareholder wishes to present a proposal to be included in the Proxy Statement for the next shareholder meeting, the proposal must be submitted in writing and received by the Secretary of the Fund, at 11545 West Bernardo Court, Suite 100, San Diego, California 92127, within a reasonable time before the Fund begins to print and mail their proxy materials.

						MARY R. LIMOGES,
						Secretary

Dated:  December 10, 1998


ARTICLES OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

CENTURION T.A.A. FUND, INC.




	Pursuant to the provisions of the Minnesota Statutes, the undersigned, Mary R. Limoges, Secretary of CENTURION T.A.A. FUND, INC., a
Minnesota corporation, hereby certifies that the following amendment to the Articles of Incorporation of such corporation was adopted by the shareholders of such corporation at a meeting held on January 15, 1999, and that such amendment has not been subsequently modified or rescinded:

RESOLVED, that Article 1 of the Articles of Incorporation is hereby amended and restated in its entirety to read as follows:

	"1.  The name of this corporation is Centurion Counsel Funds, Inc."

RESOLVED FURTHER, that Article 5 of the Articles of
Incorporation is hereby amended and restated in its entirety to read as follows:

"5. This corporation is authorized to issue capital stock as set forth below.


(a) 		Authorized Amount.  The total number of shares
of capital stock that this corporation shall have authority to issue is 200,000,000 shares of Common Stock, of the par value of $0.01 each.

(a) 		Series and Classes of Capital Stock.  The Board
of Directors, through such resolutions and/or amendments to these Articles of Incorporation or other document filings as may be required by Minnesota law, is authorized, from time to time, to (i) classify or reclassify, as the case may be, any unissued shares of this corporation, whether now or hereafter authorized, in separate series and classes, or otherwise; and (ii) redesignate shares of a class or series of capital stock which are issued and outstanding, provided that such redesignation does not in itself affect the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such issued and outstanding shares of stock. The shares of any such series or class of stock shall have such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as shall be so fixed and determined from time to time by the Board of Directors. The Board of Directors is authorized to increase or decrease the number of shares of any series or class, but the number of shares of any series or class shall not be decreased by the Board of Directors below the number of shares thereof then outstanding. This corporation may hold as treasury shares, reissue for such consideration and on such terms as the Board of Directors may determine, or cancel, at their discretion from time to time, any shares reacquired by this corporation.

(a) 		Series and Classes of Stock Classified.  There are
hereby classified the following series of stock: (i) a series of stock comprised of 20,000,000 shares known as "Centurion Counsel Market
Neutral Fund;" (ii) a series of stock comprised of 20,000,000 shares known as "Centurion Counsel Growth Fund;" (iii) a series of stock comprised of 20,000,000 shares known as "Centurion Counsel
Government Securities Fund;" (iv) a series of stock comprised of 20,000,000 shares known as "Centurion Counsel International Bond
Fund;" and (v) a series of stock comprised of 20,000,000 shares known as "Centurion Counsel Real Estate Fund." Without limiting the authority of the Board of Directors set forth herein to establish and designate any further series, and to classify and reclassify any unissued shares, and subject to such authority, shares of each series now authorized and hereafter authorized, shall be subject to the following provisions:

(1) 			Series Investment Portfolios.  The assets of
this corporation attributable to each class or series may be invested in a common investment portfolio. As more fully set forth hereafter, the assets and liabilities and the income and expenses of each series shall be determined separately and, accordingly, the net asset value, the dividends payable to holders, and the amounts distributable in the event of dissolution of this corporation to holders of shares of this corporation's stock may vary from series to series. Except for these differences and certain other differences hereafter set forth, each series shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of and rights to require redemption. All consideration received by this corporation for the issue or sale of stock of a particular series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including all proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that series for all purposes, subject only to the rights of creditors, and shall be referred to as "assets belonging to" that series. The assets belonging to a particular series shall be so recorded upon the books of this corporation.

(1) 			Expenses and Liabilities.  The assets
belonging to each particular series shall be charged with the liabilities of this corporation with respect to that series, all expenses, costs, charges and reserves attributable to that series and that series' share of the liabilities, expenses, costs, charges or reserves of this corporation not attributable to any particular series, in the latter case in the proportion that the net asset value of that series (determined without regard to such liabilities) bears to the net asset value of all series (determined without regard to such liabilities), or in such other manner as may be determined by the Board of Directors in accordance with law. The determination of the Board of Directors shall be conclusive as to the allocation of liabilities, including accrued expenses and reserves, and assets to a particular series or series.

(1) 			Dividends and Distributions.

			(aa)	Shares of each series shall be
entitled to such dividends and distributions, in stock or in cash or both, as may be declared from time to time by the Board of Directors, acting in its sole discretion, with respect to such series, provided that dividends and distributions shall be paid on shares of a series only out of lawfully available assets belonging to that series. Dividends may be declared daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Board of Directors may determine.
Any such dividend or distribution paid in shares will be paid at the current net asset value thereof.

			(bb)	The Board of Directors shall have
the power, in its sole discretion, to distribute in any fiscal year as dividends (including dividends designated in whole or in part as capital gain distributions) an amount sufficient, in the opinion of the Board of Directors, to enable each series of this corporation to qualify as a regulated investment company under the Internal Revenue Code of 1986, as from time to time amended, or any successor or comparable statute thereto, and regulations promulgated thereunder, and to avoid liability of each series of this corporation for federal income and excise taxes in respect of that year. However, nothing in the foregoing shall limit the authority of the Board of Directors to make distributions greater than or less than the amount necessary to qualify as a regulated investment company and to avoid liability of any series of this corporation for such taxes.

			(cc)	In the event of the liquidation or
dissolution of this corporation, the stockholders of a series shall be entitled to receive, as a single class, out of the assets of this corporation available for distribution to stockholders, the assets belonging to that series. The assets so distributable to the stockholders of a series shall be distributed among such stockholders in proportion to the number of shares of that series held by them and recorded on the books of this corporation or, in the event that the series is divided into classes, in the manner determined by the Board of Directors in accordance with the Investment Company Act of 1940, as amended (the "1940 Act").
In the event that there are any assets available for distribution that are not attributable to any particular series, such assets shall be allocated to all series in proportion to the net assets of the respective series, or in such other manner as may be determined by the Board of Directors in accordance with law, and then distributed to the holders of stock of each series as aforesaid.

(1) 			Classification of Classes of a Series of
Stock. For each series of stock classified under this Article 5, subpart(c), there is hereby classified the following classes of stock: the Class A shares, the Class B shares, the Class C shares, and the Class D shares. Each such class shall be issued by this corporation in accordance with the following.

			(aa)	Each class of stock of a series shall,
at all times, maintain a different arrangement for shareholder services or the distribution services or both, and shall pay all of the expenses of that arrangement ("distribution expenses") as defined under the 1940 Act.

			(bb)	Each class of stock of a series shall
be allocated its pro-rata share of the income, realized and unrealized capital gains and losses, and expenses relating to such series not allocated to a particular class pursuant to (aa) above on the basis of the net asset value of that class in relation to the net asset value of the series, as defined under the 1940 Act. One or more classes may be required to pay a different share of expenses (other than advisory or custodial fees or other expenses related to the management of the assets belonging to the series of which the class is a part) if such expenses are actually incurred in a different amount by the class, or if the class receives services of a different kind or to a different degree than other classes, provided any payments made pursuant to the foregoing shall be made pursuant to a written plan setting forth the separate arrangement and expense allocation of each class, and any related conversion features or exchange privileges.

			(cc)	Each class of stock of a series shall
pay the same advisory fee, as defined under the 1940 Act, charged to the series; provided, the expenses of the series payable to any advisor, underwriter, or any other provider of services to the series with respect to the assets belonging to the series may be waived by such person.

			(dd)	Income, realized and unrealized
capital gains and losses, and expenses of the series not allocated to a particular class pursuant to the foregoing, except as otherwise permitted in this Article 5, shall be allocated to each class of the series on the basis of the net asset value of that class in relation to the net asset value of the series.

			(ee)	If this corporation operates pursuant
to Rule # 270.2a-7 under the 1940 Act (including the provision allowing the calculation of net assets on an amortized cost basis), or declares distributions of net investment income daily and maintains the same net asset value per share in each class, income, realized and unrealized capital gains and losses and expenses may be allocated: (i) to each share of stock of a series without regard to class, provided that this corporation has received undertakings from its adviser, underwriter or any other provider of services to this corporation agreeing to waive or reimburse this corporation with respect to the series for payments to such service provider by one or more classes of the series, as allocated under paragraph (bb) above, to the extent necessary to assure that all such classes of the series maintain the same net asset value per share; or (ii) on the basis of relative net assets (settled shares). For purposes of this subsection (ee), "relative net assets (settled shares)" are net assets of the series valued in accordance with generally accepted accounting principles, but excluding the value of subscriptions receivable, in relation to the net assets of the series.

			(ff)	Nothing in this Article 5 shall
prohibit the Board of Directors from issuing the shares of any class an exchange privilege providing that shares of a class may be exchanged for certain securities of another series or issuer.
			(gg)	Nothing in this Article 5 shall
prohibit the Board of Directors from time to time, in its discretion, authorizing and effecting a conversion whereby the shares of one class (the "purchase class") will be exchanged automatically for shares of another class (the "target class") after a specified period of time, provided that: (i) the conversion is effected on the basis of the relative net asset values of the two classes without the imposition of any sales load, fee, or other charge; (ii) the expenses, including payments authorized under a plan adopted pursuant to Rule 270.12b-1, as amended, promulgated under the 1940 Act ("rule 12b-1 plan"), for the target class are not higher than the expenses, including payments authorized under a rule 12b-1 plan, for the purchase class; and
(iii) if the amount of expenses, including payments authorized under a rule 12b-1 plan, for the target class is increased materially without approval of the shareholders of the purchase class, this corporation will establish a new target class for the purchase class on the same terms as applied to the target class before that increase. Nothing in this Article 5 shall prohibit the Board of Directors of this corporation from issuing shares of any class with a conversion feature providing that shares of a class in which an investor is no longer eligible to participate may be converted to shares of a class in which that investor is eligible to participate, provided that (i) the shareholder is given prior notice of the proposed conversion; and (ii) the conversion is effected on the basis of the relative net asset values of the two classes without the imposition of any sales load, fee, or other charge.


(d) 		Reclassification of Outstanding Shares to
Centurion Counsel Market Mutual Fund Series. Each of the Class A shares, Class B shares, Class C shares and Class D shares of this corporation issued and outstanding on the date of the Articles of Amendment to the Articles of Incorporation first establishing this Article 5, subpart (d) are hereby redesignated the series known as Centurion Counsel T.A.A. Fund [or if Proposal 3 is approved, "Centurion
Counsel Market Neutral Fund"] Class A shares, Class B shares, Class C shares and Class D shares, respectively.

(e) 		Voting Rights.


(1) 			Voting as Class or Series.  All holders of
shares of stock shall vote as a single class except (i) with respect to any matter which affects only one or more classes or series of stock, in which case only the holders of shares of the classes of each series affected shall be entitled to vote, or (ii) as otherwise may be required by the 1940 Act.

(2) 			Required Vote.  Notwithstanding any
provision of law requiring any action to be taken or authorized by the affirmative vote of a greater proportion of the votes of all classes or series, or of any class or any series, of stock of this corporation, such action shall be effective and valid if taken or authorized by the affirmative vote of a majority of the total number of votes entitled to be cast thereon, except as otherwise provided in these Articles of Incorporation.

(3) 			Quorum.  The presence in person or by
proxy of the holders of a majority of the shares of stock of this corporation entitled to vote (without regard to series or class) shall constitute a quorum at any meeting of the stockholders, except with respect to any matter which, under applicable statutes or regulatory requirements, requires approval by a separate vote of one or more series or classes of stock, in which case the presence in person or by proxy of the holders of a majority of the shares of stock of each series or class required to vote as a series or class on the matter shall constitute a quorum.


(f) 		Miscellaneous.


(1) 			Articles of Incorporation and Bylaws.  All
persons who shall acquire stock in this corporation shall acquire the same subject to the provisions of these Articles of Incorporation and the By-Laws of this corporation, as from time to time amended.
(2) 			Fractional Shares.  This corporation may
issue shares in fractional denominations to the same extent as its whole shares. Any fractional share shall carry proportionately the rights of a whole share including, without limitation, the right to vote, the right to receive dividends and distributions and the right to participate upon liquidation of this corporation. A fractional share shall not, however, have the right to receive a certificate evidencing it.

(1) 			Stock Dividends, Splits.  Subject to this
Article 5, shares of any class or series of this corporation's stock may be issued to the holders of shares of another class or series of this corporation, whether to effect a share dividend or split or otherwise, without the authorization or approval of the holders of shares of any class or series of this corporation."

RESOLVED FURTHER, that the President of this corporation is authorized and directed to execute Articles of Amendment to the Articles of Incorporation of this corporation, as heretofore amended, and to file such instrument with the Minnesota Secretary of State in the manner provided by the Minnesota Statutes.

	The effective date of incorporation of this corporation was the 27th day of August, 1981.
	IN WITNESS WHEREOF, the undersigned has executed this document as of the ____ day of January 1999.




						MARY R. LIMOGES, Secretary